Exhibit 24.1

POWER OF ATTORNEY

May 19, 2017

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eve Ngan, Simon Braeutigam, Patricia M. Garvey, Todd S. Lehner, Angela M. Liuzzi and John Keller, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all instruments the attorneys-in-fact and agents may deem necessary or advisable to enable CHASE CARD FUNDING LLC, in its own capacity and as Depositor of CHASE ISSUANCE TRUST to comply with the Securities Act of 1933, as amended, and any requirements of the Securities Exchange Commission, in connection with a Registration Statement or Registration Statements as well as any and all amendments to the Registration Statement or Registration Statements, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Eve Ngan	/s/ Simon Braeutigam
Eve Ngan Principal Executive Officer, Chief Executive Officer and Manager	Simon Braeutigam Deputy Chief Executive Officer, Executive Director and Manager

/s/ Patricia M. Garvey	/s/ Todd S. Lehner
Patricia M. Garvey Principal Financial Officer, Principal Accounting Officer and Treasurer	Todd S. Lehner Manager

/s/ Steven P. Zimmer
Steven P. Zimmer Manager